Exhibit 99.2

Capricor Therapeutics Completes Enrollment in Phase II ALLSTAR Clinical Trial

LOS ANGELES, October 5, 2016 – Capricor Therapeutics, Inc. (NASDAQ: CAPR), a clinical-stage biotechnology company developing biological therapies for cardiac and other serious medical conditions, today announced that its Phase II ALLSTAR clinical trial has completed patient enrollment. ALLSTAR (ALLogeneic Heart STem Cells to Achieve Myocardial Regeneration) is evaluating CAP-1002 (allogeneic cardiosphere-derived cells, or CDCs) in adults with cardiac dysfunction following a large heart attack (myocardial infarction, or MI).

“As we and others have shown, CAP-1002 possesses the ability to promote therapeutic regeneration in the injured heart, a powerful concept for the treatment of heart disease. In the CADUCEUS clinical trial, CDCs decreased scar size and increased viable tissue in the hearts of patients who had suffered a large heart attack. In ALLSTAR, not only are we studying a population similar to the one that delivered such astounding results in CADUCEUS (30 – 90 days post-MI), but we have also included patients that were 91 – 365 days post-MI to see if we could extend the indication window. We have also moved to an allogeneic platform from autologous cells. With the last patient in ALLSTAR having been dosed on September 30th, we expect to report top-line 12-month primary efficacy outcome results in the fourth quarter of 2017,” said Linda Marbán, Ph.D., president and chief executive officer of Capricor. “In the nearer-term, based on our current projections, we expect to learn of Janssen’s decision on its exclusive license option by next summer. We are very much looking forward to seeing the results of the ALLSTAR trial because they may show, for the first time in a Phase II clinical trial, that cells can reduce scar and potentially improve outcomes.”

“We recently reported 12-month results from our DYNAMIC clinical trial in patients with advanced heart failure, a condition that affects over five million people in the U.S. alone. Patients who received CAP-1002 had consistent and durable improvements in overall functional status, cardiac function and dimensions, as well as quality-of-life. We believe these patients represent a large share of the adult cardiology market, and our results appear to validate the bioactivity of the cells in improving heart function,” added Dr. Marbán.

The randomized, double-blind, placebo-controlled Phase II ALLSTAR trial enrolled adults with a history of MI within the prior 12 months that resulted in scar tissue replacing at least 15 percent of total left ventricular mass and that was accompanied by cardiac dysfunction as evidenced by left ventricular ejection fraction (LVEF) no greater than 0.45. One hundred forty-two subjects were randomized to the active or control treatment groups in a 2:1 ratio, respectively, of whom 134 received a single infusion of either CAP-1002 or placebo into the infarct-associated coronary artery. Patients were stratified according to time between infarct event and study medication infusion (Recent MI = 30 – 90 days; Chronic MI = 91 – 365 days). Following infusion, patients are to be followed for periodic evaluations over the course of one year. Patients in the trial were enrolled at 30 centers in the U.S. and Canada.

For the pre-specified primary efficacy analysis, ALLSTAR is powered to detect a reduction in infarct size in the CAP-1002 group, relative to the placebo group, at 12 months post-infusion. Infarct size will be assessed by magnetic resonance imaging (MRI). ALLSTAR will also explore additional efficacy parameters, such as ejection fraction and cardiac volumes, as well as evaluate the safety and tolerability of CAP-1002.

ALLSTAR generally follows the design of the randomized CADUCEUS trial, which demonstrated a statistically significant reduction in infarct size as well as a statistically significant increase in viable heart muscle tissue, as measured at six and 12 months, in patients treated with a single intracoronary infusion of CAP-1001 (autologous CDCs) as compared to standard-of-care controls (Makkar et al, Lancet 2012;379:895–904). In contrast to CAP-1001, which was used in CADUCEUS and which had been prepared on an individual basis from each patient’s own heart tissue, CAP-1002, which is being used in ALLSTAR, was prepared in advance from donor heart tissue and was stored under controlled conditions.

Under the terms of Capricor’s Collaboration Agreement and Exclusive License Option with Janssen Biotech, at any time until 60 days following delivery to Janssen of six-month interim data from the Phase II ALLSTAR trial, Janssen has the right to enter into an exclusive, worldwide license agreement for the development and commercialization of CAP-1002. If Janssen exercises its option rights, Capricor will be eligible to receive an upfront license fee and milestone-based payments totaling up to $325 million, as well as royalties on any commercial product sales.

The Phase II portion of ALLSTAR clinical trial is funded in part through the support of the California Institute For Regenerative Medicine. The Phase I portion of the trial was funded in part by the National Institutes of Health.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of biological therapies for the treatment of cardiac and other serious medical conditions. Capricor's lead candidate, CAP-1002, is a cardiac cell therapy that is currently being evaluated for the treatment of heart disease associated with Duchenne muscular dystrophy and myocardial infarction (heart attack). Capricor is advancing its proprietary exosome product candidate, CAP-2003, for the treatment of ophthalmic disorders and is exploring other therapeutic areas. Capricor's portfolio also features Cenderitide, a dual natriuretic peptide receptor agonist, which may have application for the outpatient treatment of advanced heart failure and other potential indications.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offering and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business are set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 30, 2016, in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on August 15, 2016. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 and Cenderitide are Investigational New Drugs and are not approved for any indications. Capricor's exosomes technology has not yet been investigated in any clinical trial.

For more information, please contact:

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abergmann@capricor.com

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